UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2021 (February 4, 2021)

Granite Point Mortgage Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bryant Park, Suite 2400A
New York, NY 10036

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:   (212) 364-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPMT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2021 (the “Effective Date”), Granite Point Mortgage Trust Inc. (the “Company”), through its indirect special purpose subsidiary, GP Commercial GS Issuer LLC (the “Issuer”), entered into an Indenture and Credit Agreement (the “Indenture and Credit Agreement”) with Goldman Sachs Bank USA, a New York state chartered bank, as Class A lender (the “Class A Lender”), and Wells Fargo Bank, National Association, as note administrator, paying agent, calculation agent, transfer agent, note registrar, trustee, custodian, collateral agent and loan agent, pursuant to which the Class A Lender has provided a loan to the Issuer of approximately U.S.$349 million (the “Class A Loan”) and the Issuer has issued a Class B Income Note Due 2025 in the principal amount of approximately U.S.$195 million to GP Commercial GS Issuer Holdings LLC, an affiliate of the Company, as Class B noteholder (the “Facility”). The obligations of the Issuer under the Indenture and Credit Agreement are secured by a lien on certain mortgage-related assets of the Issuer that were previously financed under the Company’s repurchase agreement facility with Goldman Sachs Bank USA, a New York state chartered bank. The Facility’s term will be matched to that of the underlying mortgage assets (not to exceed February 9, 2025), and the Class A Loan will bear interest at a rate per annum equal to LIBOR plus 3.60% (or 3.10% in the case of certain funding events), with a minimum interest amount payable upon any voluntary prepayment occurring within the first year following the Effective Date. The Facility is non-recourse, except with respect to customary carveouts for bad acts under a Guaranty entered into by the Company in favor of the Class A Lender (the “Guaranty”). The Facility does not contain mark-to-market provisions.

The foregoing summary of the Indenture and Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Indenture and Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The foregoing summary of the Guaranty does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Guaranty, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this report with regards to the Indenture and Credit Agreement and Guaranty is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.            Description

10.1*	Indenture and Credit Agreement, dated as of February 4, 2021, among GP Commercial GS Issuer LLC, as Issuer, Goldman Sachs Bank USA, as Class A Lender, and Wells Fargo Bank, National Association, as note administrator, paying agent, calculation agent, transfer agent, note registrar, trustee, custodian, collateral agent and loan agent.

10.2*	Guaranty, dated as of February 4, 2021, by Granite Point Mortgage Trust Inc., as guarantor, for the benefit of Goldman Sachs Bank USA, as Class A Lender.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

*Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE POINT MORTGAGE TRUST INC.

By:	/s/ Michael J. Karber
Michael J. Karber
General Counsel and Secretary

Date: February 8, 2021